Exhibit 99

For Immediate Release

3M Delivers First-Quarter Sales of $7.7 Billion and Earnings of $2.16 per Share;

Company Raises Its Full-Year 2017 Outlook

First-Quarter Highlights:

•                  Sales of $7.7 billion, up 3.7 percent; organic local-currency growth of 4.6 percent

•                  GAAP EPS of $2.16, up 5.4 percent year-on-year

•                  GAAP operating income margins of 23.1 percent, down 100 basis points; includes $136 million, or 180 basis point impact from strategic investments

•                  Returned $1.4 billion to shareholders via dividends and gross share repurchases

•                  Announced pending acquisition of Scott Safety, a premier safety solutions company

ST. PAUL, Minn. — April 25, 2017 - 3M (NYSE: MMM) today reported first-quarter earnings of $2.16 per share, an increase of 5.4 percent versus the first quarter of 2016. Sales were $7.7 billion, up 3.7 percent year-on-year in dollar terms. Organic local-currency sales increased 4.6 percent while divestitures reduced sales by 0.4 percent. Foreign currency translation decreased sales by 0.5 percent year-on-year.

Operating income was $1.8 billion and operating income margins for the quarter were 23.1 percent, down 1.0 percentage point year-on-year. This result includes an incremental $136 million of strategic investments in growth, productivity and portfolio actions. First-quarter net income was $1.3 billion, up 3.7 percent. The company’s operating cash flow was $1.0 billion, contributing to conversion of 53 percent of net income to free cash flow, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

3M paid $702 million in cash dividends to shareholders and repurchased $690 million of its own shares during the quarter.

Organic local-currency sales growth was 11.5 percent in Electronics and Energy, 5.7 percent in Industrial, 4.8 percent in Safety and Graphics, 3.1 percent in Health Care, with a decline of 1.2 percent in Consumer. On a geographic basis, organic local-currency sales growth was broad-based, led by Asia Pacific at 10.1 percent; growth was 4.0 percent in EMEA (Europe, Middle East and Africa), 2.3 percent in Latin America/Canada and 1.4 percent in the U.S.

“The 3M team delivered a strong start to 2017, marked by organic sales growth of 5 percent — with positive growth in all geographic areas,” said Inge G. Thulin, 3M’s chairman, president and chief executive officer. “At the same time, we increased investments across the enterprise to further accelerate growth and improve productivity, while increasing our dividend for the 59th consecutive year. In the first quarter we also announced the acquisition of Scott Safety, which will bolster 3M’s already strong position in the personal safety market.”

3M updated its guidance for 2017 due to a strong first-quarter performance and improved outlook. The company now forecasts organic local-currency sales growth to be 2 to 5 percent, up from previous guidance of 1 to 3 percent.

3M expects earnings in the range of $8.70 to $9.05 per share — up 7 to 11 percent year-on-year — versus a prior expectation of $8.45 to $8.80. This includes a $0.05 to $0.10 benefit from the gain on sale of the pending Identity Management divestiture, net of various investments to drive growth and improve productivity.

The company also anticipates its full-year tax rate will be 26.0 to 27.5 percent, versus a prior range of 28.0 to 29.0 percent. Finally, 3M affirmed its free cash flow expectation of 95 to 105 percent.

First-Quarter Business Group Discussion

Industrial

•                  Sales of $2.7 billion, up 4.2 percent in U.S. dollars. Organic local-currency sales increased 5.7 percent, foreign currency translation reduced sales by 0.8 percent and divestitures reduced sales by an additional 0.7 percent.

•                  On an organic local-currency basis:

•                  Sales grew in all businesses, led by automotive and aerospace solutions, advanced materials, abrasives, industrial adhesives and tapes, and automotive aftermarket.

•                  Sales grew in Asia Pacific, the U.S., and EMEA; Latin America/Canada was flat.

•                  Operating income was $625 million, an increase of 0.5 percent year-on-year; operating margin of 23.1 percent.

Safety and Graphics

•                  Sales of $1.5 billion, up 3.4 percent in U.S. dollars. Organic local-currency sales increased 4.8 percent, while foreign currency translation reduced sales by 0.6 percent and divestitures decreased sales by 0.8 percent.

•                  On an organic local-currency basis:

•                  Sales increased in roofing granules, personal safety, and traffic safety and security; commercial solutions was flat.

•                  Sales grew in all areas, led by EMEA, Asia Pacific and the U.S.

•                  Operating income was $399 million, up 11.2 percent year-on-year; operating margin of 26.1 percent.

Health Care

•                  Sales of $1.4 billion, up 2.3 percent in U.S. dollars. Organic local-currency sales increased 3.1 percent and foreign currency translation reduced sales by 0.8 percent.

•                  On an organic local-currency basis:

•                  Sales grew in drug delivery systems, food safety, oral care, and medical consumables; health information systems declined.

•                  Sales grew in all areas, led by Latin America/Canada, Asia Pacific and the U.S.

•                  Operating income was $434 million, a decrease of 5.2 percent year-on-year; operating margin of 30.5 percent.

Electronics and Energy

•                  Sales of $1.2 billion, up 11.1 percent in U.S. dollars. Organic local-currency sales increased 11.5 percent, foreign currency translation reduced sales by 0.2 percent and divestitures decreased sales by 0.2 percent.

•                  On an organic local-currency basis:

•                  Electronics-related sales were up 18 percent with growth in both display materials and systems, and electronics materials solutions; energy-related sales were up 1 percent with growth in electrical markets; telecom was flat.

•                  Sales grew in Asia Pacific, EMEA and the U.S.; Latin America/Canada was flat.

•                  Operating income was $225 million, an increase of 15.1 percent year-on-year; operating margin of 18.6 percent.

Consumer

•                  Sales of $1.0 billion, down 0.7 percent in U.S. dollars. Organic local-currency sales decreased 1.2 percent and foreign currency translation increased sales by 0.5 percent.

•                  On an organic local-currency basis:

•                  Sales grew in home improvement, consumer health care and home care; stationery and office declined.

•                  Sales grew in Asia Pacific and Latin America/Canada, were flat in EMEA, and declined in the U.S.

•                  Operating income was $222 million, down 6.8 percent year-on-year; operating margin of 21.3 percent.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•               Live webcast at http://investors.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21841622). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on April 30, 2017.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three months ended
	March 31,
	2017	2016

Net sales	$7,685	$7,409

Operating expenses
Cost of sales	3,869	3,678
Selling, general and administrative expenses	1,571	1,493
Research, development and related expenses	471	450

Total operating expenses	5,911	5,621

Operating income	1,774	1,788

Interest expense and income
Interest expense	45	47
Interest income	(8)	(5)

Total interest expense — net	37	42

Income before income taxes	1,737	1,746

Provision for income taxes	411	468

Net income including noncontrolling interest	$1,326	$1,278

Less: Net income attributable to noncontrolling interest	3	3

Net income attributable to 3M	$1,323	$1,275

Weighted average 3M common shares outstanding — basic	598.1	607.4
Earnings per share attributable to 3M common shareholders — basic	$2.21	$2.10

Weighted average 3M common shares outstanding — diluted	612.0	621.3
Earnings per share attributable to 3M common shareholders — diluted	$2.16	$2.05

Cash dividends paid per 3M common share	$1.175	$1.11

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$2,173	$2,398
Marketable securities — current	141	280
Accounts receivable — net	4,722	4,392
Inventories	3,612	3,385
Other current assets	1,253	1,271
Total current assets	11,901	11,726
Marketable securities — non-current	17	17
Investments	133	128
Property, plant and equipment — net	8,551	8,516
Goodwill and intangible assets — net	11,527	11,486
Other assets	1,163	1,033
Total assets	$33,292	$32,906

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$909	$972
Accounts payable	1,701	1,798
Accrued payroll	532	678
Accrued income taxes	433	299
Other current liabilities	2,420	2,472
Total current liabilities	5,995	6,219
Long-term debt	10,802	10,678
Other liabilities	5,455	5,666
Total liabilities	$22,252	$22,563

Total equity	$11,040	$10,343
Shares outstanding
March 31, 2017: 597,239,576 shares
December 31, 2016: 596,726,278 shares
Total liabilities and equity	$33,292	$32,906

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Three months ended
	March 31,
	2017	2016
NET CASH PROVIDED BY OPERATING ACTIVITIES	$988	$1,260

Cash flows from investing activities:
Purchases of property, plant and equipment	(287)	(314)
Acquisitions, net of cash acquired	—	(4)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	138	(61)
Other investing activities	59	99

NET CASH USED IN INVESTING ACTIVITIES	(90)	(280)

Cash flows from financing activities:
Change in debt	(68)	138
Purchases of treasury stock	(690)	(1,227)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	315	357
Dividends paid to shareholders	(702)	(672)
Other financing activities	(6)	(22)

NET CASH USED IN FINANCING ACTIVITIES	(1,151)	(1,426)

Effect of exchange rate changes on cash and cash equivalents	28	(15)

Net increase (decrease) in cash and cash equivalents	(225)	(461)
Cash and cash equivalents at beginning of year	2,398	1,798

Cash and cash equivalents at end of period	$2,173	$1,337

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Dollars in millions, except full-year 2017 forecast)

(Unaudited)

	Three months ended
	March 31,
Major GAAP Cash Flow Categories	2017	2016

Net cash provided by operating activities	$988	$1,260
Net cash used in investing activities	(90)	(280)
Net cash used in financing activities	(1,151)	(1,426)

Free Cash Flow (non-GAAP measure)			Full-Year 2017 Forecast (Billions)

Net cash provided by operating activities	$988	$1,260	$6.3 to $7.3
Purchases of property, plant and equipment	(287)	(314)	$1.3 to $1.5
Free cash flow (a)	701	946	$5.0 to $5.8

Net income attributable to 3M	$1,323	$1,275	$5.3 to $5.5
Free cash flow conversion (a)	53%	74%	95% to 105%

(a)                                 Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance, and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

	March 31,	December 31,
Net Debt (non-GAAP measure)	2017	2016

Total debt	$11,711	$11,650
Less: Cash and cash equivalents and marketable securities	2,331	2,695

Net debt (b)	$9,380	$8,955

(b)                                 Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS (c)

(Unaudited)

	Three months ended March 31, 2017
			Europe,
			Middle	Latin
Sales Change Analysis	United	Asia-	East and	America/	World-
By Geographic Area	States	Pacific	Africa	Canada	Wide

Volume — organic	1.7%	10.1%	3.7%	0.4%	4.5%
Price	(0.3)	—	0.3	1.9	0.1
Organic local-currency sales	1.4	10.1	4.0	2.3	4.6
Divestitures	(0.9)	(0.1)	(0.1)	(0.5)	(0.4)
Translation	—	(0.1)	(4.0)	4.3	(0.5)
Total sales change	0.5%	9.9%	(0.1)%	6.1%	3.7%

	Three months ended March 31, 2017
	Organic
Worldwide	local-			Total
Sales Change Analysis	currency			sales
By Business Segment	sales	Divestitures	Translation	change

Industrial	5.7%	(0.7)%	(0.8)%	4.2%
Safety and Graphics	4.8%	(0.8)%	(0.6)%	3.4%
Health Care	3.1%	—%	(0.8)%	2.3%
Electronics and Energy	11.5%	(0.2)%	(0.2)%	11.1%
Consumer	(1.2)%	—%	0.5%	(0.7)%
Total Company	4.6%	(0.4)%	(0.5)%	3.7%

(c)                                  Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts), plus selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2017, as part of 3M’s continuing effort to improve the alignment of its businesses around markets and customers the Company made the following changes:

1.              Integrated the former Renewable Energy Division into existing divisions;

2.              Combined two divisions to form the Automotive and Aerospace Solutions Division; and

3.              Consolidated U.S. customer account activity - impacting dual credit reporting

Integration of former Renewable Energy Division

•                  The (a) solar and wind and (b) energy product lines (along with certain technology previously included in Corporate and Unallocated) of the former Renewable Energy Division (RED) were integrated into the existing Electrical Markets Division and Electronics Materials and Solutions Division, respectively, within the Electronics and Energy business segment. In addition, the former RED window film products were moved into the Commercial Solutions Division within the Safety and Graphics business segment. This change resulted in a decrease in previously reported net sales and operating income for total year 2016 of $203 million and $38 million, respectively, in the Electronics and Energy segment. These decreases were offset by a $207 million and $29 million increase in previously reported total year 2016 net sales and operating income, respectively, in the Safety and Graphics business segment, and a $4 million decrease and $9 million increase in previously reported net sales and operating income, respectively, in Corporate and Unallocated.

Creation of Automotive and Aerospace Solutions Division

•                  The former Automotive Division and Aerospace and Commercial Transportation Division (both within the Industrial business segment) were combined to create the Automotive and Aerospace Solutions Division. Because this realignment was within the Industrial business segment, it had no impact on business segment reporting.

Consolidation of U.S. customer account activity - impacting dual credit reporting

•                  The Company consolidated its customer account activity in the U.S. into more centralized sales districts to better serve customers. 3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. This dual credit is based on which business segment provides customer account activity (“sales district”) with respect to a particular product sold in the U.S. Previously, a customer in the U.S. may have been aligned to several sales districts associated with multiple divisions or segments based on the individual products the customer purchased across 3M’s portfolio. The alignment of U.S. customer accounts to fewer, more focused sales districts therefore changed the attribution of dual credit across 3M’s business segments. As a result, previously reported aggregate business segment net sales and operating income for total year 2016 increased $163 million and $36 million, respectively, offset by similar increases in the elimination of dual credit net sales and operating income amounts.

The financial information presented herein reflects the impact of the preceding product line reporting change between business segments for all periods presented. Refer to 3M’s Current Report on Form 8-K furnished on March 9, 2017, for additional supplemental unaudited historical business segment net sales and operating income information.

BUSINESS SEGMENT INFORMATION	Three months ended
NET SALES	March 31,
(Millions)	2017	2016

Industrial	$2,709	$2,599
Safety and Graphics	1,527	1,477
Health Care	1,423	1,391
Electronics and Energy	1,210	1,089
Consumer	1,042	1,050
Corporate and Unallocated	2	—
Elimination of Dual Credit	(228)	(197)

Total Company	$7,685	$7,409

BUSINESS SEGMENT INFORMATION	Three months ended
OPERATING INCOME	March 31,
(Millions)	2017	2016

Industrial	$625	$622
Safety and Graphics	399	359
Health Care	434	457
Electronics and Energy	225	195
Consumer	222	238
Corporate and Unallocated	(81)	(40)
Elimination of Dual Credit	(50)	(43)

Total Company	$1,774	$1,788

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $30 billion in sales, our 90,000 employees connect with customers all around the world.

Investor Contact:	Bruce Jermeland	Media Contact:	Lori Anderson
	3M		3M
	(651) 733-1807		(651) 733-0831

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000